Sales Report:Supplement No. 66 dated Nov 01, 2010 to Prospectus dated Jul 26, 2010
File pursuant to Rule 424(b)(3)
Registration Statement No. 333-147019
Prosper Marketplace, Inc.
Borrower Payment Dependent Notes
This Sales Report supplements the prospectus dated Jul 26, 2010 and provides information about each series of Borrower Payment Dependent Notes (the "Notes") that we have recently sold. You should read this Sales Report supplement together with the prospectus dated Jul 26, 2010 to understand the terms and conditions of the Notes and how they are offered, as well as the risks of investing in Notes.
We have sold the following series of Notes:
Borrower Payment Dependent Notes Series 468724
This series of Notes was issued and sold upon the funding of the borrower loan #45085, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$3,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.30%	Auction start date:	Oct-25-2010
				Auction end date:	Oct-29-2010

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 38.72%	Starting monthly payment:	$135.71
Final lender yield:	26.00%	Final borrower rate/APR:	27.00% / 30.54%	Final monthly payment:	$122.48

Auction yield range:	16.71% - 34.00%	Estimated loss impact:	19.80%
Lender servicing fee:	1.00%	Estimated return:	6.20%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	4	First credit line:	Aug-2001	Debt/Income ratio:	51%
Credit score:	620-639 (Oct-2010)	Inquiries last 6m:	1	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	23 / 21	Length of status:	9y 5m
Amount delinquent:	$0	Total credit lines:	30	Occupation:	Administrative Assi...
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$3,309	Stated income:	$1-$24,999
Delinquencies in last 7y:	0	Bankcard utilization:	84%
		Homeownership:	Yes
Screen name:	shelly27	Borrower's state:	Kansas	Borrower's group:	1st and BEST for Loans
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 2	On-time:	55 ( 100% )	620-639 (Latest)
Principal borrowed:	$2,500.00	< 31 days late:	0 ( 0% )	600-619 (Apr-2008) 620-639 (Oct-2006)
Principal balance:	$228.95	31+ days late:	0 ( 0% )
Total payments billed:	55
Description
Buying used van for family needs.
Purpose of loan:
This loan will be used?to help fund a van for transporting my family.?

My financial situation:
I am a good candidate for this loan because based on my payment history, I pay my loans on time and allow the lender to make money, which is the purpose of Prosper.

Monthly net income: $ 2500

Monthly expenses: $ 1750
??Housing: $ 300
??Insurance: $ 41
??Car expenses: $ 50
??Utilities: $ 200-250
??Phone, cable, internet: $ 260
??Food, entertainment: $?500
??Clothing, household expenses $ 50
??Credit cards and other loans: $ 250
??Other expenses: $ 300
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

UCLA4life	$50.00	$41.42	10/25/2010 3:35:50 PM
shawnw2	$750.00	$750.00	10/26/2010 8:38:36 PM
shawnw2	$418.94	$418.94	10/26/2010 8:39:58 PM
Moe87	$25.00	$25.00	10/27/2010 4:29:17 AM
loanman2007	$100.00	$100.00	10/27/2010 5:12:56 AM
LeverageLender	$25.00	$25.00	10/27/2010 6:38:03 PM
Aberdeen	$999.00	$999.00	10/27/2010 6:31:34 PM
penny-plato	$25.00	$25.00	10/27/2010 6:58:38 PM
wlm3012	$25.00	$25.00	10/28/2010 8:14:46 AM
cbivitz	$50.00	$50.00	10/28/2010 1:16:21 PM
Chesterite	$25.00	$25.00	10/28/2010 12:41:26 PM
ustfu	$25.00	$25.00	10/28/2010 10:11:19 PM
SANTIAGO1	$25.00	$25.00	10/28/2010 7:52:49 PM
atlas100	$25.00	$25.00	10/28/2010 9:39:48 PM
DenimCapital	$25.00	$25.00	10/29/2010 8:45:13 AM
investment-artist	$25.00	$25.00	10/26/2010 9:40:21 AM
SolarMoonshine	$25.00	$25.00	10/27/2010 4:02:07 AM
bankerboy22	$50.00	$50.00	10/27/2010 3:24:59 PM
thefisherman	$30.00	$30.00	10/28/2010 9:59:18 AM
economy-popcorn	$25.00	$25.00	10/28/2010 9:46:27 AM
Haribelle	$25.00	$25.00	10/28/2010 10:11:42 AM
JackinGreen	$75.00	$75.00	10/28/2010 9:38:17 PM
Fillinganeed	$25.00	$25.00	10/28/2010 4:46:48 PM
aganippe	$100.00	$100.00	10/29/2010 7:28:27 AM
benefit-javelin	$35.64	$35.64	10/29/2010 9:54:00 AM
25 bids
Borrower Payment Dependent Notes Series 480708
This series of Notes was issued and sold upon the funding of the borrower loan #45097, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$1,500.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.30%	Auction start date:	Oct-20-2010
				Auction end date:	Oct-27-2010

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 39.15%	Starting monthly payment:	$67.85
Final lender yield:	34.00%	Final borrower rate/APR:	35.00% / 39.15%	Final monthly payment:	$67.85

Auction yield range:	16.71% - 34.00%	Estimated loss impact:	20.31%
Lender servicing fee:	1.00%	Estimated return:	13.69%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	4	First credit line:	Sep-1993	Debt/Income ratio:	24%
Credit score:	640-659 (Oct-2010)	Inquiries last 6m:	1	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	16 / 13	Length of status:	2y 0m
Amount delinquent:	$0	Total credit lines:	32	Occupation:	Accountant/CPA
Public records last 12m / 10y:	0/ 1	Revolving credit balance:	$35,140	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Bankcard utilization:	87%
		Homeownership:	No
Screen name:	blue-point-compadre	Borrower's state:	NewYork	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Taking the Next Step
Purpose of loan:
The loan will be used in addition to the funds I currently have saved to purchase an engagement ring for my loving girlfriend.
My financial situation:
I meet all my obligations and would not overextend myself to beyond my means.? I have to seek a high interest loan due to my credit balances which are on the higher end due to a few bad years of very large vet bills for one of my dogs.? I rescued a German Short Hair while living in GA and he has a tendancy to eat things that don't go all the way through.? He is my boy and I love him so these expenses have been worth it to me.? Since the last surgery I have found a way to deter this behavior.? I wish I didn't have to go this route but my credit is what it is and I'm working diligently to get it reduced while saving for a ring.

To be in this position is very frustrating and disheartening; all my bills are always paid on time.? I hope that you all can help me make my girlfriend a happy woman.

Monthly net income: $ 3402.06

Monthly expenses: $
??Housing: $ 100
??Insurance: $ 72
??Car expenses: $ 388
??Utilities: $ 0????
??Phone, cable, internet: $ 95
??Food, entertainment: $ 400
??Clothing, household expenses $ 50
??Credit cards and other loans: $ 1164
??Other expenses: $ 100
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

villagers	$25.00	$25.00	10/20/2010 3:42:56 PM
loan-kung-fu	$50.00	$50.00	10/20/2010 3:48:15 PM
zone6	$100.00	$100.00	10/21/2010 8:31:40 AM
helping-out	$25.00	$25.00	10/22/2010 3:58:06 PM
jes5199	$29.28	$29.28	10/23/2010 10:42:09 AM
agiovasil	$25.00	$25.00	10/23/2010 3:16:03 PM
vine99	$40.00	$40.00	10/24/2010 2:52:27 PM
mrxtravis	$37.96	$37.96	10/25/2010 9:50:58 PM
TakeCare	$50.00	$50.00	10/26/2010 9:46:25 AM
inspiring-reward	$100.00	$100.00	10/26/2010 5:00:43 PM
thatguyoverseas	$25.00	$25.00	10/26/2010 9:13:52 PM
awesome-dollar5	$50.00	$50.00	10/27/2010 6:20:28 AM
Gobsek	$25.00	$25.00	10/27/2010 7:07:18 AM
Bob450	$25.00	$25.00	10/27/2010 8:45:27 AM
victor111	$25.00	$25.00	10/27/2010 8:57:23 AM
rockstar78	$25.00	$25.00	10/27/2010 9:40:13 AM
majestic-currency3	$25.00	$17.76	10/27/2010 12:54:49 PM
Cawse	$25.00	$25.00	10/27/2010 11:21:34 AM
Astyanax	$75.00	$75.00	10/27/2010 12:25:04 PM
Mocaba	$375.00	$375.00	10/27/2010 2:48:25 PM
cablenews	$25.00	$25.00	10/21/2010 7:34:01 AM
valiant-liberty4	$25.00	$25.00	10/22/2010 11:13:30 AM
jwsun90	$200.00	$200.00	10/23/2010 9:40:39 AM
worthy-bid8	$25.00	$25.00	10/26/2010 5:00:22 PM
money-bauble	$50.00	$50.00	10/26/2010 4:58:11 PM
green-capital-hornet	$25.00	$25.00	10/27/2010 12:33:21 PM
26 bids
Borrower Payment Dependent Notes Series 480790
This series of Notes was issued and sold upon the funding of the borrower loan #45091, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$1,500.00	Prosper Rating:	AA	Auction Duration:	7 days
Term:	36 months	Estimated loss:	1.55%	Auction start date:	Oct-20-2010
				Auction end date:	Oct-27-2010

Starting lender yield:	7.00%	Starting borrower rate/APR:	8.00% / 8.34%	Starting monthly payment:	$47.00
Final lender yield:	6.00%	Final borrower rate/APR:	7.00% / 7.34%	Final monthly payment:	$46.32

Auction yield range:	2.71% - 7.00%	Estimated loss impact:	1.55%
Lender servicing fee:	1.00%	Estimated return:	4.45%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	10	First credit line:	Aug-1997	Debt/Income ratio:	13%
Credit score:	800-819 (Oct-2010)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	8 / 7	Length of status:	9y 3m
Amount delinquent:	$0	Total credit lines:	19	Occupation:	Professional
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$7,710	Stated income:	$75,000-$99,999
Delinquencies in last 7y:	0	Bankcard utilization:	10%
		Homeownership:	No
Screen name:	Loan-Mart	Borrower's state:	Minnesota	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Invest back into Prosper
Purpose of loan:
This loan will be used to invest back into the Prosper community.? I believe this platform is an excellent way to provide borrowers with reasonably priced loans and want to increase my involvement.

My financial situation:
I am a good candidate for this loan because I have an excellent credit history without a single delinquent payment.? My debt to income ratio?is low showing that I can repay this loan without any issues.? My employment is very stable.
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

RandyL3	$25.00	$25.00	10/20/2010 2:59:55 PM
F_r_e_d_s__B_a_n_k	$50.00	$50.00	10/20/2010 3:06:25 PM
qkinger	$50.00	$50.00	10/20/2010 8:00:10 PM
JohnSmith10	$50.00	$50.00	10/20/2010 6:39:52 PM
n036939	$25.00	$25.00	10/20/2010 9:11:11 PM
Brisket_Bob	$25.00	$25.00	10/21/2010 5:42:01 AM
CollinsCrew	$43.25	$43.25	10/21/2010 9:43:05 AM
outofoffice	$50.00	$50.00	10/22/2010 9:29:18 AM
AsianDragon	$250.00	$250.00	10/22/2010 1:32:47 PM
wam37	$25.00	$25.00	10/23/2010 5:14:17 AM
qkinger	$50.00	$50.00	10/25/2010 5:13:21 PM
wuscjim	$57.33	$57.33	10/25/2010 5:30:48 PM
zdaddy3	$25.00	$25.00	10/25/2010 5:53:21 PM
KaChingInvestments	$25.00	$25.00	10/25/2010 6:24:50 PM
wam37	$25.00	$25.00	10/26/2010 4:57:33 AM
investment-artist	$25.00	$25.00	10/26/2010 3:43:15 PM
kinetic-social	$25.00	$25.00	10/26/2010 3:49:33 PM
market-jam	$100.00	$100.00	10/26/2010 4:04:41 PM
Loan_Some_Money	$25.00	$25.00	10/26/2010 5:33:22 PM
one-midas	$25.00	$25.00	10/26/2010 5:50:42 PM
YummiBear	$25.00	$25.00	10/26/2010 6:51:12 PM
BlessedEveryDay	$25.00	$25.00	10/27/2010 4:43:40 AM
Dskillz	$37.00	$37.00	10/27/2010 10:02:41 AM
Approved	$50.00	$50.00	10/20/2010 2:52:52 PM
blot44	$25.00	$25.00	10/20/2010 2:55:56 PM
TomDalonajay	$25.00	$25.00	10/21/2010 10:00:05 AM
beachfunder	$25.00	$25.00	10/21/2010 1:09:44 PM
Socorro_Capital_Partners	$25.00	$25.00	10/22/2010 9:58:27 AM
cwegert	$25.00	$25.00	10/22/2010 12:39:30 PM
ttnk62918	$25.00	$25.00	10/23/2010 10:30:14 AM
vtr1000	$28.00	$28.00	10/23/2010 9:59:53 PM
265alan0	$25.00	$25.00	10/24/2010 7:59:16 PM
kapplcd	$25.00	$25.00	10/26/2010 11:00:31 AM
FundMaker	$25.00	$4.78	10/26/2010 7:45:01 PM
restless-balance9	$50.00	$50.00	10/27/2010 9:01:16 AM
Anacomical	$29.64	$29.64	10/27/2010 8:15:03 AM
Dollars4Rent	$25.00	$25.00	10/27/2010 11:14:12 AM
worth-excellence4	$25.00	$25.00	10/27/2010 10:33:07 AM
availableloan	$25.00	$25.00	10/27/2010 1:19:57 PM
39 bids
Borrower Payment Dependent Notes Series 480924
This series of Notes was issued and sold upon the funding of the borrower loan #45088, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$1,000.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.80%	Auction start date:	Oct-21-2010
				Auction end date:	Oct-26-2010

Starting lender yield:	26.50%	Starting borrower rate/APR:	27.50% / 33.56%	Starting monthly payment:	$41.09
Final lender yield:	26.50%	Final borrower rate/APR:	27.50% / 33.56%	Final monthly payment:	$41.09

Auction yield range:	10.71% - 26.50%	Estimated loss impact:	11.46%
Lender servicing fee:	1.00%	Estimated return:	15.04%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	6	First credit line:	Sep-1995	Debt/Income ratio:	10%
Credit score:	760-779 (Oct-2010)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	2	Current / open credit lines:	8 / 8	Length of status:	6y 6m
Amount delinquent:	$20	Total credit lines:	18	Occupation:	Computer Programmer
Public records last 12m / 10y:	0/ 3	Revolving credit balance:	$1,036	Stated income:	$100,000+
Delinquencies in last 7y:	9	Bankcard utilization:	91%
		Homeownership:	Yes
Screen name:	durable-commitment6	Borrower's state:	Maryland	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Home Improvement
Purpose of loan:
This loan will be used to complete a home improvement project in my home.

My financial situation:
I am a good candidate for this loan because I have fixed the financial issues that had arose as a result of a divorce 5 years ago. Since then, I have consistently paid my bills on time and have a positive attitude towards continuing to improve my financial status. As a single dad, I have worked hard to improve my life and that of my daughter whom I have solely been raising since she was nine years old.

Monthly net income: $

Monthly expenses: $
??Housing: $
??Insurance: $
??Car expenses: $
??Utilities: $
??Phone, cable, internet: $
??Food, entertainment: $
??Clothing, household expenses $
??Credit cards and other loans: $
??Other expenses: $
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

top-courteous-peso	$50.00	$50.00	10/21/2010 9:59:31 AM
radiant-loan5	$100.00	$100.00	10/21/2010 10:08:00 AM
greenback-guard	$25.00	$25.00	10/21/2010 1:32:04 PM
balance-handshake7	$25.00	$25.00	10/21/2010 3:27:36 PM
admirable-loyalty	$25.00	$25.00	10/21/2010 5:20:32 PM
valiant-liberty4	$25.00	$25.00	10/22/2010 11:13:56 AM
inspiring-reward	$100.00	$100.00	10/22/2010 2:07:05 PM
interstellar	$41.30	$41.30	10/23/2010 9:37:36 AM
glroark	$50.00	$50.00	10/24/2010 6:38:53 PM
IPG1	$25.00	$25.00	10/21/2010 9:59:20 AM
bid-czar8	$25.00	$25.00	10/21/2010 10:04:14 AM
handshake5	$50.00	$50.00	10/21/2010 10:04:30 AM
loyalist1	$50.00	$50.00	10/21/2010 10:10:02 AM
reflective-rupee	$33.00	$33.00	10/21/2010 11:33:40 AM
SolarMoonshine	$25.00	$25.00	10/21/2010 5:34:30 PM
seadogs	$25.00	$25.00	10/22/2010 5:01:35 AM
Banker7371	$25.00	$25.00	10/22/2010 12:42:58 PM
successful-agreement7	$100.00	$75.70	10/22/2010 3:27:30 PM
marwadi-62	$50.00	$50.00	10/23/2010 9:29:44 AM
diversification-maple1	$25.00	$25.00	10/23/2010 10:56:01 AM
afm	$50.00	$50.00	10/23/2010 5:16:45 PM
euro-deployment	$25.00	$25.00	10/23/2010 5:55:28 PM
evergreen16	$50.00	$50.00	10/25/2010 6:01:55 PM
bluebouyz	$25.00	$25.00	10/25/2010 8:58:06 PM
24 bids
Borrower Payment Dependent Notes Series 480990
This series of Notes was issued and sold upon the funding of the borrower loan #45094, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$3,000.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	9.80%	Auction start date:	Oct-22-2010
				Auction end date:	Oct-29-2010

Starting lender yield:	24.75%	Starting borrower rate/APR:	25.75% / 29.26%	Starting monthly payment:	$120.47
Final lender yield:	18.00%	Final borrower rate/APR:	19.00% / 22.37%	Final monthly payment:	$109.97

Auction yield range:	10.71% - 24.75%	Estimated loss impact:	10.22%
Lender servicing fee:	1.00%	Estimated return:	7.78%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	8	First credit line:	Dec-2002	Debt/Income ratio:	9%
Credit score:	620-639 (Oct-2010)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	7 / 5	Length of status:	4y 9m
Amount delinquent:	$0	Total credit lines:	12	Occupation:	Analyst
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$3,994	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Bankcard utilization:	98%
		Homeownership:	No
Screen name:	Charlie_G	Borrower's state:	Georgia	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 1	On-time:	35 ( 100% )	620-639 (Latest)
Principal borrowed:	$3,001.00	< 31 days late:	0 ( 0% )	(Mar-2006)
Principal balance:	$0.01	31+ days late:	0 ( 0% )
Total payments billed:	35
Description
Personal Loan
Purpose of loan:
This loan is for personal use.? With the bank's not offering credit at any rate, even though I've had an account with them for 10 years, use them as my primary bank, keep an average balance of $2,000, no credit!? That's the banking industry's situation today!? However, they can give bonuses??? Where's the better business decision??? Help YOUR customers or your own wallet?? I thought the customers keep businesses humming, not the other way around. Anyway, I'm only looking for a personal loan that I could pay on a monthly basis with no problem considering my income.? Check out

My financial situation:
I am a good candidate for this loan because I have a job which has actually been buffeted from the recession to an extent.? My pay actually significantly increased in 2009, and is on pace to?show an increase in?2010.? I work as a commercial real estate appraiser for the largest real estate services company in the world.? In the industry, banks are our most significant clients and they need appraisals for loans, which have slowed, but also for foreclosure purposes, which has picked up.? Basically in the good times and not so good times, we stay busy.?

Monthly net income: $3,334 (2010 Avg. as of Oct.)?

Monthly expenses: $
??Housing: $300 (rent includes utilities)?
??Insurance: $102
??Car expenses: $250
??Utilities:?(Rent includes utilities)?
??Phone, cable, internet: $165
??Food, entertainment: $360
??Clothing, household expenses $50
??Credit cards and other loans: $55
??Other expenses: $125 (Gym & Parking)
? 15% Tithe

Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
Q: Could you be more specific on what you plan to use this loan for, please? - integrity-broker
A: Sure. I plan to keep it available similar to an open line of credit. I don't have a specific use now but possibly several uses would be: help my brother with a car, back up fund in case of an emergency, etc. I should have this much in excess cash by year-end hopefully, but I don't mind keeping a little extra on hand and paying a better fee than a credit card because the banks want to jack up the cost of credit today/not give any credit. (Oct-26-2010)
Q: What you should do with the prosper loan is pay down the credit cards cause your score hasn't improved in 3+ years. Your bank card utilization is 98%! I might bid or pass on your loan based on this. - ChoiceInvestments
A: I appreciate your advice, but my credit score has only been dinged for being late on one payment and that was a school loan which I thought (rookie mistake) had a grace period after I graduated. The way I look at it, I'm the best customer a lender could ask for! Plus, my credit card debt on average is at a lower average APR. I hope to have more cash on hand at year-end from working. I'll weigh my options then. Cheers to prudent investing! (Oct-29-2010)
2 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

loyalist1	$100.00	$100.00	10/22/2010 2:27:27 PM
CA_Lender	$25.00	$25.00	10/22/2010 2:36:43 PM
wlm3012	$25.00	$25.00	10/26/2010 8:38:46 AM
interstellar	$50.00	$50.00	10/27/2010 1:58:25 AM
atomantic	$50.00	$50.00	10/27/2010 10:44:01 AM
Aberdeen	$999.00	$999.00	10/27/2010 6:31:25 PM
JerryB96	$25.00	$25.00	10/27/2010 9:55:29 PM
Mikale360	$36.00	$36.00	10/28/2010 7:07:34 AM
grammaspurse	$25.00	$25.00	10/28/2010 3:09:15 PM
Gandalf0001	$25.00	$25.00	10/28/2010 4:30:21 PM
Feyenoord	$25.00	$25.00	10/28/2010 6:33:03 PM
peaceful-farmer	$25.00	$25.00	10/28/2010 5:13:30 PM
Moe87	$50.00	$50.00	10/28/2010 4:57:26 PM
gjm6d	$25.00	$25.00	10/28/2010 5:34:53 PM
mpatrick	$25.00	$25.00	10/28/2010 5:45:06 PM
TashaRemay	$25.00	$25.00	10/29/2010 6:48:54 AM
aganippe	$100.00	$100.00	10/29/2010 7:07:11 AM
minnesotafinancial	$25.00	$25.00	10/29/2010 6:27:12 AM
LittleMingo	$41.99	$41.99	10/29/2010 9:48:02 AM
niq4soccer	$25.00	$25.00	10/29/2010 7:08:37 AM
MarvintheMartian	$50.00	$50.00	10/29/2010 1:06:22 PM
friendinmoney	$25.00	$25.00	10/29/2010 9:54:21 AM
durable-investment8	$35.00	$35.00	10/29/2010 10:13:19 AM
HammerSmith	$25.00	$25.00	10/29/2010 11:29:26 AM
rate-negotiator	$25.00	$25.00	10/29/2010 2:14:25 PM
blue-useful-auction	$25.00	$25.00	10/29/2010 2:24:23 PM
Slapshot	$25.00	$25.00	10/29/2010 1:49:03 PM
maj0508	$100.00	$100.00	10/29/2010 2:09:30 PM
MoneyForNothing	$78.34	$78.34	10/23/2010 1:42:38 AM
seadogs	$25.00	$25.00	10/23/2010 10:22:05 AM
loanman2007	$75.00	$75.00	10/25/2010 2:41:35 PM
HenlopenCapital	$25.00	$25.00	10/26/2010 3:02:45 PM
cashhelp	$50.00	$50.00	10/26/2010 9:59:09 PM
marwadi-62	$289.00	$289.00	10/27/2010 1:00:12 PM
Leshan	$25.00	$25.00	10/27/2010 3:09:48 PM
ustfu	$30.00	$30.00	10/27/2010 6:35:06 PM
taetrade	$25.00	$25.00	10/28/2010 2:45:05 PM
DoctorJoe	$25.00	$25.00	10/28/2010 7:22:36 PM
joshredneck	$40.00	$40.00	10/28/2010 3:34:29 PM
economy-spy6	$25.00	$0.67	10/28/2010 10:34:30 PM
DasMula	$25.00	$25.00	10/28/2010 4:44:13 PM
impartial-deal	$25.00	$25.00	10/29/2010 6:46:40 AM
redtilapia	$25.00	$25.00	10/29/2010 6:53:55 AM
_SCI_	$25.00	$25.00	10/29/2010 1:29:33 AM
bitano	$25.00	$25.00	10/29/2010 7:55:30 AM
grampy48	$50.00	$50.00	10/29/2010 6:40:39 AM
Bcs-cnc	$25.00	$25.00	10/29/2010 7:10:33 AM
supreme-hope	$25.00	$25.00	10/29/2010 1:29:14 PM
Champion_Lending	$25.00	$25.00	10/29/2010 9:58:51 AM
LeoBUSIIT	$25.00	$25.00	10/29/2010 11:55:48 AM
50 bids
Borrower Payment Dependent Notes Series 481666
This series of Notes was issued and sold upon the funding of the borrower loan #45101, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$3,000.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.80%	Auction start date:	Oct-26-2010
				Auction end date:	Oct-28-2010

Starting lender yield:	33.00%	Starting borrower rate/APR:	34.00% / 37.70%	Starting monthly payment:	$134.02
Final lender yield:	26.50%	Final borrower rate/APR:	27.50% / 31.05%	Final monthly payment:	$123.28

Auction yield range:	10.71% - 33.00%	Estimated loss impact:	11.46%
Lender servicing fee:	1.00%	Estimated return:	15.04%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	7	First credit line:	Sep-2003	Debt/Income ratio:	34%
Credit score:	720-739 (Oct-2010)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	8 / 8	Length of status:	5y 0m
Amount delinquent:	$0	Total credit lines:	12	Occupation:	Military Enlisted
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$1,691	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Bankcard utilization:	48%
		Homeownership:	Yes
Screen name:	capital-handshake	Borrower's state:	Colorado	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
NEW JOB, Moving to maryland
Purpose of loan:
This loan will be used to assist in moving expenses and setting up a household for my wife who has accepted a senior position?at a Fortune 500 company in Washington D.C.?with a salary of 90,000/year plus bonuses.

My financial situation:
I am a good candidate for this loan because starting 1 Nov 2010 My wife and I will have a combined salary of 136,668 annually with significantly less expenses.? I have NO LATE PAYMENTS in my entire 7 year credit history and no judgments against me, this will not be an exception. I am a Sergeant in the US Army and am promotable to Staff Sergeant.? Proof of my income and my wifes signed employment offer with her new employer are available upon request.? The following sections are based on projected numbers starting 1 Nov.?

Monthly net income: $ 11389

Monthly expenses: $ 7370 (Positive monthly cash flow of $4019)
??Housing: $ 2300
??Insurance: $?250
??Car expenses: $ 1000
??Utilities: $ 400
??Phone, cable, internet: $ 300
??Food, entertainment: $ 1000
??Clothing, household expenses $ 500
??Credit cards and other loans: $ 120
??Other expenses: Daycare - $1500
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

transaction-circuit	$50.00	$50.00	10/26/2010 2:59:20 PM
valiant-liberty4	$25.00	$25.00	10/26/2010 2:54:54 PM
responsive-rate884	$35.00	$35.00	10/26/2010 3:40:33 PM
Tom579	$50.00	$50.00	10/26/2010 3:24:01 PM
Whipster	$25.00	$25.00	10/26/2010 3:55:51 PM
MilitaryMTP	$230.00	$230.00	10/26/2010 3:56:48 PM
mt3209	$25.00	$25.00	10/27/2010 1:48:25 AM
clean-fund	$25.00	$25.00	10/27/2010 10:42:16 AM
lijah10	$30.88	$30.88	10/28/2010 6:34:04 AM
SFBank	$300.00	$300.00	10/27/2010 8:08:57 PM
1stBankAndHal	$35.00	$35.00	10/28/2010 8:33:47 AM
loanman2007	$150.00	$150.00	10/28/2010 11:06:22 AM
radiant-loan5	$200.00	$200.00	10/26/2010 2:53:31 PM
EngineersAlliance	$100.00	$100.00	10/26/2010 4:05:11 PM
ThatDanGuy	$50.00	$50.00	10/26/2010 3:40:39 PM
seasonedinvestor	$50.00	$24.81	10/26/2010 3:40:43 PM
Military-2-Military	$25.00	$25.00	10/26/2010 3:58:59 PM
reflective-rupee	$33.00	$33.00	10/26/2010 4:32:23 PM
wonderlandkat	$25.00	$25.00	10/26/2010 5:04:08 PM
GeorgiaGator	$25.00	$25.00	10/26/2010 5:08:45 PM
Haribelle	$25.00	$25.00	10/26/2010 5:33:48 PM
SolarMoonshine	$25.00	$25.00	10/26/2010 5:48:59 PM
bughead	$25.00	$25.00	10/26/2010 6:56:48 PM
Reliance_Banker	$25.00	$25.00	10/26/2010 6:40:00 PM
valiant-liberty4	$25.00	$25.00	10/26/2010 8:15:58 PM
zone6	$632.13	$632.13	10/26/2010 8:44:13 PM
frogperson	$300.00	$300.00	10/26/2010 10:14:11 PM
calbertrand	$25.00	$25.00	10/27/2010 4:17:08 AM
a-resplendent-commitment	$40.00	$40.00	10/26/2010 9:34:02 PM
platinum-hunter7	$25.00	$25.00	10/27/2010 5:45:26 AM
SeeksValue	$25.00	$25.00	10/27/2010 4:16:37 AM
wattboy	$130.64	$130.64	10/27/2010 6:45:36 AM
thankful-nickel2	$25.00	$25.00	10/27/2010 5:50:12 PM
KirosPOS	$133.54	$133.54	10/27/2010 9:42:21 PM
tacopants	$50.00	$50.00	10/28/2010 11:32:05 AM
1-HARD-HEAD	$25.00	$25.00	10/28/2010 5:51:18 PM
36 bids
Borrower Payment Dependent Notes Series 472755
This series of Notes was issued and sold upon the funding of the borrower loan #45111, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$1,000.00	Prosper Rating:	AA	Auction Duration:	7 days
Term:	12 months	Estimated loss:	1.30%	Auction start date:	Oct-22-2010
				Auction end date:	Oct-29-2010

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 36.01%	Starting monthly payment:	$99.96
Final lender yield:	4.95%	Final borrower rate/APR:	5.95% / 6.89%	Final monthly payment:	$86.04

Auction yield range:	2.05% - 34.00%	Estimated loss impact:	1.29%
Lender servicing fee:	1.00%	Estimated return:	3.66%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	10	First credit line:	Jan-1999	Debt/Income ratio:	2%
Credit score:	860-879 (Oct-2010)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	4 / 3	Length of status:	2y 4m
Amount delinquent:	$0	Total credit lines:	10	Occupation:	Computer Programmer
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$1,255	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Bankcard utilization:	4%
		Homeownership:	Yes
Screen name:	Aristocrat	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 1	On-time:	9 ( 100% )	860-879 (Latest)
Principal borrowed:	$6,300.00	< 31 days late:	0 ( 0% )	800-819 (Nov-2006)
Principal balance:	$0.00	31+ days late:	0 ( 0% )
Total payments billed:	9
Description
Prosper Lender - Reinvest
I am going to use these funds to re-invest in Propser using their automated loan portfolios: 50% in A-B-C range (est. ret: 8.21%) and 50% in D-E plan (est. ret. 15.66%) [I maintain my right to change my strategy at anytime :) ]

The reason I have decided to do this is two fold: First, I have noticed that few AA rated borrowers have gotten sub 6% rates (5% lender yield) when listing at $1000 which should yield a 4-5% profit spread with my plan above..? Second, I have not had a single late payment in over 1 year since Prosper came out of its quite period over a year ago.? This makes me more comfortable to invest larger sums now.

Why you should invest in this loan.
I have been a prosper lender since 2006, and I currently have a portfolio exceeding the amount I am requesting.? Visit my ericscc(dot)com profile @ http://www.ericscc.com/lenders/Aristocrat to verify.I am a past prosper borrower and know how the system works.I have way too much money sitting idle in a bank account earning 1.4% APY that I can use to cover this loan instantly several times over.? I also have over 50% equity in my home that I have been renting continuously to the same family since 2003.? In other words, I don't need this loan; I want to see if the spread I estimated above is a viable model to base future loan requests on.I am especially excited about the new 1 year term.? I was intending to pay off this loan early (like I did with my last loan), but may hold to term with the 1 year. Lastly, I purposely began the bidding at 35% to let the prosper market decide my credit risk?which in my perspective, is probably one of the most conservative loans you will have in your portfolio.? If the loan does not drop below 8% (7% lender yield), I will have to respectfully decline the loan. This will be loan #1 of 5 in a series of $1,000 loan requests if the above business model pans out profitably for me.

Borrower Tip: Statistically, Prosper has the highest bidding activity by lenders on thursday night.? You can maximize the best?rate you will receive as a borrower?if your listing ends on Thursday evening as a result.

Lender Tip: Statistically, Prosper has the lowest bidding activity by lenders on Sunday night.? You can maximize your portfolio return % by bidding on loans that end on Sunday night as a result.
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
Q: Hi, this looks like a great loan. Will you bid on 3 year loans or one year loans? If the former, what are your thoughts on the problems that might result from funding 3 year loans with a one year loan? Thanks and good luck. - interest88
A: When I created this loan, there wasn't a single 1 year loan listed. I may experiment with 1 year loans, but I wish I had more data on past performance. That said, the problems I see with 1 years are reinvestment rates. Since loans are amortized, I'll have to reinvest the expedited payments at a quicker pace to achieve the return rates I hope to achieve with this loan. However, the 1 years may prove to be more profitable if default rates are lower. (Oct-26-2010)
Q: What I am alluding to is that if you're funding 3 year loans with with a 1 year loan, you may want to take a closer look at the revenue generated and the payments expected. Payments on the one year loan may be quite high. - interest88
A: Yes, the payments are higher but the total interest paid is also lower (and maybe a lower interest rate?). I'll end up paying $40.60 in int + fees on a 1 year versus $108.40 in int. + fees on a 3 year loan. The way I see it, that's an additional 2x loans. This loan is only an experiment so the $40 bucks it will cost me is worth the information on calculating actual reinvestment rates. (Oct-26-2010)
2 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

outofoffice	$50.00	$50.00	10/25/2010 8:21:29 AM
investment-artist	$25.00	$25.00	10/25/2010 1:07:28 PM
CMDCO	$50.00	$50.00	10/25/2010 10:10:52 PM
JGuide	$26.99	$26.99	10/25/2010 8:11:53 PM
zxr	$25.00	$25.00	10/26/2010 7:07:15 AM
exchange-grizzly	$25.00	$25.00	10/28/2010 10:24:10 AM
TFAD72	$25.00	$25.00	10/28/2010 11:40:31 AM
kelador	$50.00	$50.00	10/28/2010 5:32:12 PM
goldsun	$25.00	$25.00	10/28/2010 8:08:53 PM
eclicknsave	$25.00	$25.00	10/29/2010 12:27:04 AM
T-L-B	$25.00	$25.00	10/29/2010 8:59:48 AM
wealth-safehouse9	$25.00	$25.00	10/29/2010 1:34:34 PM
credit-guard5	$25.00	$25.00	10/25/2010 2:25:48 PM
USNavyVet	$25.00	$25.00	10/26/2010 1:25:38 AM
dproxima	$25.00	$25.00	10/26/2010 5:07:53 PM
UCSBGAUCHOS	$40.00	$40.00	10/26/2010 5:27:40 PM
ansky127	$29.50	$29.50	10/28/2010 7:28:35 AM
AsianDragon	$150.00	$150.00	10/28/2010 4:02:18 PM
income-pizza	$25.00	$25.00	10/28/2010 9:31:34 PM
zdaddy3	$25.00	$25.00	10/29/2010 7:52:30 AM
capital-star5	$25.08	$25.08	10/28/2010 10:25:51 PM
Pacific-Bank	$50.00	$25.11	10/28/2010 10:41:16 PM
authoritative-loot	$25.00	$25.00	10/28/2010 11:30:20 PM
Cliffie83	$25.00	$25.00	10/29/2010 9:07:01 AM
REITRUST	$25.00	$25.00	10/29/2010 9:45:23 AM
DRJBYRON	$103.32	$103.32	10/29/2010 1:43:03 PM
priceless-cash5	$25.00	$25.00	10/29/2010 2:16:26 PM
kinetic-social	$25.00	$25.00	10/29/2010 2:21:49 PM
28 bids
Borrower Payment Dependent Notes Series 473861
This series of Notes was issued and sold upon the funding of the borrower loan #45104, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$3,000.00	Prosper Rating:	B	Auction Duration:	7 days
Term:	12 months	Estimated loss:	4.95%	Auction start date:	Oct-22-2010
				Auction end date:	Oct-29-2010

Starting lender yield:	10.90%	Starting borrower rate/APR:	11.90% / 17.72%	Starting monthly payment:	$266.41
Final lender yield:	9.00%	Final borrower rate/APR:	10.00% / 15.80%	Final monthly payment:	$263.75

Auction yield range:	5.05% - 10.90%	Estimated loss impact:	5.09%
Lender servicing fee:	1.00%	Estimated return:	3.91%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	8	First credit line:	Nov-1999	Debt/Income ratio:	17%
Credit score:	740-759 (Oct-2010)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	10 / 9	Length of status:	4y 9m
Amount delinquent:	$0	Total credit lines:	19	Occupation:	Accountant/CPA
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$506	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	5	Bankcard utilization:	13%
		Homeownership:	No
Screen name:	duoxanatos	Borrower's state:	California	Borrower's group:	Socorro Capital Partners
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 1	On-time:	5 ( 100% )	740-759 (Latest)
Principal borrowed:	$1,000.00	< 31 days late:	0 ( 0% )	600-619 (May-2008)
Principal balance:	$0.00	31+ days late:	0 ( 0% )
Total payments billed:	5
Description
Medical Expenses
Purpose of loan:
I need to get some dental work done that is not covered by my current insurance. I also want to build up a reputation and show that I'm a good candidate for Prosper Lenders.

My financial situation:
My financial situation has been improving since my first loan with prosper. I have paid off most of my credit card debt. My job is stable, I been in the same company since January 2006.

Monthly net income: $ 3,200.00

Monthly expenses: $
??Housing: $ 325.00
??Insurance: $ 100.00
??Car expenses: $ 262.00
??Utilities: $ 150.00
??Phone, cable, internet: $ 180.00
??Food, entertainment: $ 700.00
??Clothing, household expenses $ 200.00
??Credit cards and other loans: $ 300.00
??Other expenses: $
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
Q: Hi, Have you found out why did you have 17 delinquencies and 5 current delinquencies? Thanks, - p2ploan-sensation211
A: currently i have 0 delinquencies. The 5 mention on this loan happened between 2003 and 2006. but they don't get deleted for 7 years. Prosper counts every month an account declares the account as late as a delequencie. If an account is 3 months late it will show as 3 delequencies, with this method and multiple accounts at the same time end up showing as more delequencies than total accounts. some of the 17, that I had during my first loan request, had met the 7 year exp date & no longer appear (Oct-26-2010)
1 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

seadrg	$25.00	$25.00	10/22/2010 8:01:44 PM
Simply2fly	$25.00	$10.87	10/23/2010 12:57:15 PM
atlas100	$75.00	$75.00	10/24/2010 6:46:21 AM
JerryB96	$25.00	$25.00	10/24/2010 7:19:43 AM
investment-artist	$50.00	$50.00	10/24/2010 8:32:24 AM
credit-guard5	$25.00	$25.00	10/24/2010 8:50:43 AM
sflash	$25.00	$25.00	10/24/2010 1:54:51 PM
vulgy	$25.00	$25.00	10/25/2010 2:21:06 PM
zx12rider	$25.00	$25.00	10/25/2010 5:01:44 PM
loanman2007	$100.00	$100.00	10/26/2010 5:34:41 AM
Soulphoniks-Holdings	$25.00	$25.00	10/28/2010 9:56:17 AM
gpuck	$25.00	$25.00	10/28/2010 2:43:56 PM
deltacredit	$125.00	$125.00	10/28/2010 3:36:37 PM
Leopoldine	$25.00	$25.00	10/28/2010 9:46:13 PM
goodcents	$25.00	$25.00	10/28/2010 5:42:55 PM
Astyanax	$75.00	$75.00	10/28/2010 6:06:11 PM
crw1950	$25.00	$25.00	10/29/2010 7:39:56 AM
rate-negotiator	$25.00	$25.00	10/29/2010 9:04:04 AM
Dollars4Rent	$25.00	$25.00	10/29/2010 11:54:01 AM
p2ploan-sensation211	$25.00	$25.00	10/29/2010 12:49:11 PM
LA-Funding-Bank	$25.00	$25.00	10/29/2010 1:28:55 PM
priceless-cash5	$25.00	$25.00	10/29/2010 2:19:49 PM
Edge78	$25.00	$25.00	10/29/2010 10:10:20 AM
imoutdoorsy	$40.02	$40.02	10/29/2010 10:32:33 AM
houg35	$25.00	$25.00	10/29/2010 10:31:36 AM
classiccitizen	$50.00	$50.00	10/29/2010 10:32:38 AM
LeoBUSIIT	$25.00	$25.00	10/29/2010 10:40:02 AM
engaging-worth	$25.00	$25.00	10/29/2010 12:58:42 PM
justice-officer	$25.00	$25.00	10/29/2010 1:03:19 PM
blue-useful-auction	$25.00	$25.00	10/29/2010 1:18:11 PM
Socorro_Capital_Partners	$25.00	$25.00	10/24/2010 2:01:29 AM
hookUup	$100.00	$100.00	10/24/2010 6:00:53 AM
dougm	$50.00	$50.00	10/24/2010 7:38:20 AM
brondero	$35.00	$35.00	10/24/2010 9:57:29 AM
lightninghcky7	$25.00	$25.00	10/24/2010 12:35:25 PM
HealthyWealthNow	$25.00	$25.00	10/24/2010 11:04:16 AM
OCLend	$100.00	$100.00	10/25/2010 9:08:35 AM
dontletmoneyfoolya	$100.00	$100.00	10/25/2010 1:03:37 PM
meggo33	$25.00	$25.00	10/25/2010 3:25:41 PM
brondero	$65.00	$65.00	10/25/2010 7:52:37 PM
CMDCO	$50.00	$50.00	10/25/2010 10:12:16 PM
gpuck	$25.00	$25.00	10/26/2010 3:02:09 PM
foofiter	$25.00	$25.00	10/26/2010 7:34:59 PM
FundMaker	$25.00	$25.00	10/27/2010 7:45:21 PM
usbank	$25.00	$25.00	10/27/2010 5:15:22 PM
AustinAmerica	$25.00	$25.00	10/28/2010 2:06:55 PM
supergiant3	$609.40	$609.40	10/28/2010 5:15:28 PM
supergiant3	$289.71	$289.71	10/28/2010 5:16:20 PM
DRJWAW	$25.00	$25.00	10/29/2010 5:44:39 AM
friendinmoney	$25.00	$25.00	10/29/2010 9:49:42 AM
manatee21	$50.00	$50.00	10/29/2010 8:35:33 AM
actl	$25.00	$25.00	10/29/2010 9:57:22 AM
joshredneck	$50.00	$50.00	10/29/2010 2:16:11 PM
Whitewater_Loans	$50.00	$50.00	10/29/2010 11:34:11 AM
moneytolend72	$25.00	$25.00	10/29/2010 12:34:59 PM
DasMula	$25.00	$25.00	10/29/2010 11:51:47 AM
kelador	$25.00	$25.00	10/29/2010 2:04:11 PM
57 bids
Borrower Payment Dependent Notes Series 480997
This series of Notes was issued and sold upon the funding of the borrower loan #45100, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$3,000.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.80%	Auction start date:	Oct-22-2010
				Auction end date:	Oct-29-2010

Starting lender yield:	26.50%	Starting borrower rate/APR:	27.50% / 31.05%	Starting monthly payment:	$123.28
Final lender yield:	26.50%	Final borrower rate/APR:	27.50% / 31.05%	Final monthly payment:	$123.28

Auction yield range:	10.71% - 26.50%	Estimated loss impact:	11.46%
Lender servicing fee:	1.00%	Estimated return:	15.04%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	7	First credit line:	Nov-1992	Debt/Income ratio:	6%
Credit score:	640-659 (Oct-2010)	Inquiries last 6m:	4	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	9 / 8	Length of status:	2y 4m
Amount delinquent:	$0	Total credit lines:	29	Occupation:	Professional
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$7,409	Stated income:	$100,000+
Delinquencies in last 7y:	1	Bankcard utilization:	46%
		Homeownership:	No
Screen name:	transparency-trapper	Borrower's state:	NewYork	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying off cc debt from med bills
Purpose of loan:
This loan will be used to?? pay off credit card debt acquired by paying medical bills for an emergency surgery.

My financial situation:
I am a good candidate for this loan because? I have an excellent income and I pay my bills - I can absolutely afford these payments.? I need this loan because I did not want to owe the doctor.

Monthly net income: $ 5858

Monthly expenses: $4770
??Housing: $ 2675
??Insurance: $ 0
??Car expenses: $ 0
??Utilities: $ 85
??Phone, cable, internet: $ 160
??Food, entertainment: $ 400
??Clothing, household expenses $ 150
??Credit cards and other loans: $ 1000
??Other expenses: $ 300
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

radiant-loan5	$100.00	$100.00	10/22/2010 2:38:12 PM
handshake5	$50.00	$50.00	10/22/2010 2:41:05 PM
transaction-circuit	$50.00	$50.00	10/22/2010 2:40:31 PM
inspiring-reward	$66.36	$66.36	10/22/2010 3:51:50 PM
FinDoc	$30.00	$30.00	10/23/2010 9:02:53 AM
poolshark72	$25.00	$25.00	10/23/2010 10:30:36 PM
seadrg	$25.00	$25.00	10/25/2010 9:23:01 AM
natural-greenback6	$25.00	$25.00	10/25/2010 4:28:39 PM
shmb6508	$50.00	$50.00	10/26/2010 5:17:00 PM
musegaze	$100.00	$100.00	10/26/2010 5:14:10 PM
suave-dime6	$25.00	$25.00	10/26/2010 6:03:24 PM
graceful-investment	$37.57	$37.57	10/27/2010 10:09:01 AM
agiovasil	$25.00	$25.00	10/27/2010 1:36:12 PM
neutrino6	$25.00	$25.00	10/27/2010 4:01:47 PM
jigsaw	$50.00	$50.00	10/27/2010 4:15:57 PM
worthy-bid8	$25.00	$25.00	10/27/2010 4:15:19 PM
Wellman	$50.00	$50.00	10/27/2010 4:17:50 PM
Easystreet	$25.00	$25.00	10/28/2010 10:33:44 AM
jtc26	$75.00	$75.00	10/28/2010 3:34:17 PM
cocolitovi	$25.00	$25.00	10/28/2010 6:22:18 PM
dudebrah	$25.00	$25.00	10/28/2010 8:03:34 PM
COCHINOBOY	$25.00	$25.00	10/28/2010 8:13:04 PM
spiff666	$25.00	$25.00	10/28/2010 3:35:13 PM
xlnt-loans	$25.00	$25.00	10/28/2010 5:55:55 PM
newest-trade-escalator	$25.00	$25.00	10/28/2010 4:37:56 PM
kttalamo	$25.00	$25.00	10/28/2010 7:45:58 PM
gjm6d	$25.00	$25.00	10/28/2010 5:35:20 PM
EngineersAlliance	$100.00	$100.00	10/28/2010 9:23:16 PM
Rip128	$50.00	$50.00	10/28/2010 6:12:23 PM
minnesotafinancial	$25.00	$25.00	10/29/2010 6:28:16 AM
peace-sorcerer	$25.00	$25.00	10/28/2010 7:57:24 PM
bitano	$50.00	$50.00	10/29/2010 7:53:22 AM
friendinmoney	$25.00	$25.00	10/29/2010 9:51:38 AM
social-zebra	$31.06	$31.06	10/29/2010 8:46:47 AM
ryan6853	$25.00	$25.00	10/29/2010 8:29:25 AM
One_Lolo	$25.00	$25.00	10/29/2010 9:41:38 AM
compassion-accelerator	$25.00	$25.00	10/29/2010 11:54:58 AM
Bob450	$25.00	$25.00	10/29/2010 10:03:58 AM
ethicalhumanist	$50.00	$50.00	10/29/2010 1:08:35 PM
boo_hoo	$50.00	$50.00	10/29/2010 1:18:04 PM
bid-czar8	$25.00	$25.00	10/22/2010 2:40:38 PM
valiant-liberty4	$25.00	$25.00	10/22/2010 2:45:58 PM
successful-agreement7	$100.00	$100.00	10/22/2010 3:27:02 PM
NoCal	$30.00	$30.00	10/26/2010 10:56:55 AM
TakeCare	$60.00	$60.00	10/26/2010 5:12:19 PM
teller	$50.00	$50.00	10/26/2010 5:13:36 PM
skuba	$25.00	$25.00	10/26/2010 5:16:05 PM
patriot384	$120.00	$120.00	10/26/2010 9:50:15 PM
frogperson	$250.00	$250.00	10/26/2010 9:42:15 PM
nickelasaurus-rex	$25.00	$25.00	10/27/2010 12:24:10 PM
red-power-pecan	$50.00	$50.00	10/27/2010 4:03:28 PM
momoney2lend	$25.00	$25.00	10/27/2010 3:57:24 PM
ingenious-deal6	$25.00	$25.00	10/27/2010 4:17:00 PM
orangetrust	$50.00	$21.60	10/27/2010 4:21:59 PM
SolarMoonshine	$25.00	$25.00	10/27/2010 5:33:14 PM
loss-of-control	$100.00	$100.00	10/27/2010 6:16:24 PM
HeroJason86	$25.00	$25.00	10/28/2010 11:25:26 AM
interstellar	$31.09	$31.09	10/28/2010 3:36:11 PM
radiant-loan5	$100.00	$100.00	10/28/2010 6:46:43 PM
mpatrick	$25.00	$25.00	10/28/2010 5:40:54 PM
newegg	$72.32	$72.32	10/28/2010 8:59:07 PM
grampy48	$25.00	$25.00	10/29/2010 6:44:37 AM
ferengi_finance	$25.00	$25.00	10/28/2010 11:21:11 PM
Leshan	$25.00	$25.00	10/29/2010 8:55:25 AM
aztocas	$25.00	$25.00	10/29/2010 7:06:27 AM
wwwUniversal	$25.00	$25.00	10/29/2010 9:24:33 AM
brightest-dignified-penny	$25.00	$25.00	10/29/2010 10:48:10 AM
UBOtto186	$25.00	$25.00	10/29/2010 10:15:10 AM
HammerSmith	$25.00	$25.00	10/29/2010 11:30:18 AM
LeoBUSIIT	$25.00	$25.00	10/29/2010 11:55:51 AM
70 bids